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News: For immediate release
AUTOZONE AUTHORIZES ADDITIONAL STOCK REPURCHASES
Reiterates Commitment to Corporate Governance
Memphis, Tenn. (July 16, 2002) --AutoZone, Inc. (NYSE: AZO) today announced that its Board of Directors authorized the repurchase of an additional $300 million of the company's common stock, of which $200 million will be authorized for repurchase under a plan qualifying under Rule 10b5-1 of the Securities Exchange Act of 1934. The plan under Rule 10b5-1 would allow the Company to repurchase shares at times when it would ordinarily not be in the market because of self-imposed blackout periods.  The company has nearly completed the repurchase of the $300 million in common stock authorized in March 2002.

"AutoZone has had strong cash flow throughout the year and strengthening debt coverage ratios," said Steve Odland, Chairman, President and Chief Executive Officer.  For the trailing twelve months ended May 4, 2002, EBITDA to interest coverage improved to 9.6 times from 6.5 times for the twelve months ended May 5, 2001.  For the same periods, debt was reduced to 1.55 times EBITDA from 2.14 times in the corresponding prior year period. "The stock repurchases have greatly added to shareholder value and we intend to continue repurchasing stock so long as the repurchases are accretive to earnings, while maintaining investment grade credit ratings," Odland said.

"We also want to express our support for efforts to improve corporate governance to restore the public's confidence in corporate financials," he said.  In June 2001, AutoZone's Board of Directors adopted Corporate Governance Principles that are similar to those now being proposed by the NYSE.  A copy of those principles accompanies this press release.

"Further, last December we engaged Deloitte & Touche LLP to provide additional internal audit services to assure the strength of our internal controls and to supplement the annual audit performed by our independent auditing firm of Ernst & Young LLP.

"Historically, AutoZone has been conservative in the use of stock options," Odland said.  In the past couple of years, AutoZone's stock option grants each year have ranged from 1.0% to 1.4% of total shares outstanding.  AutoZone's accounting for stock option grants is disclosed in the 2001 Annual Report and follows Statement of Financial Accounting Standards No. 123.  Had AutoZone expensed stock option grants in fiscal year 2001, earnings per share would have been reduced by only $0.06.  AutoZone's employee stock option plans have been approved by the Board of Directors and stockholders.  "We want to be as progressive and transparent as possible so investors have a clear picture of the company's financials.  AutoZone anticipates changing its methodology for the accounting for stock options; however, rather than making a change now and another subsequent change, we will await final rule changes and modify our accounting at that time."

On September 24, 2002, AutoZone will announce results for the fiscal year and fourth quarter ended August 31, 2002.  The earnings announcement will be one week later than normal as AutoZone's current fiscal year has 53 weeks.  AutoZone will host a one-hour conference call on September 25, 2002, beginning at 9 a.m. (CDT).

AutoZone sells auto and light truck parts, chemicals and accessories through 3,052 AutoZone stores in 44 states plus the District of Columbia in the U.S. and 27 AutoZone stores in Mexico and also sells the ALLDATA brand automotive diagnostic and repair software. On the Web, AutoZone sells diagnostic and repair information through alldatadiy.com, and auto and light truck parts through AutoZone.com.

Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, anticipated stock repurchases and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, the price of AutoZone's common stock, AutoZone's credit rating, competition, product demand, the economy, inflation, gasoline prices, the ability to hire and retain qualified employees, consumer debt levels, war and the prospect of war, including terrorist activity, and availability of commercial transportation. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's amended Form S-3 dated April 25, 2002, for more information related to those risks. AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

Contact Information:

Media:  Ray Pohlman at 901 495-7962, ray.pohlman@autozone.com

Financial:  Jay Cook at 901 495-7005, jay.cook@autozone.com

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AUTOZONE, INC.

CORPORATE GOVERNANCE PRINCIPLES

ADOPTION

        The Board of Directors of AutoZone, Inc., has adopted these Corporate Governance Principles on June 5, 2001.

BOARD MISSION & OBJECTIVES

        Mission Statement

        AutoZone's primary objective is to maximize long-term stockholder value, while adhering to the laws of the jurisdictions wherein it operates and at all times observing the highest ethical standards.

        Corporate Authority & Responsibility

        All corporate authority resides in the Board of Directors as the representative of the stockholders. Authority is delegated to management by the Board in order to implement AutoZone's mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the CEO, oversight of the succession plan, determination of senior management compensation, approval of the annual budget, assurance of adequate systems, procedures and controls, as well as assisting in the preparation and approval of the strategic plan. Additionally, the Board provides advice and counsel to senior management. The Board may exercise its authority through committees of the Board

DIRECTORS

        Personal Characteristics & Core Competencies of Directors:

        Individual Directors should possess all of the following personal characteristics:

  Integrity and Accountability - Character is the primary consideration in evaluating any Director. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their Boardroom decisions.
  Informed Judgment - Directors should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision making.
  Financial Literacy - One of the important roles of the Board is to monitor AutoZone's financial performance. Directors should be financially literate. Directors should know how to read a balance sheet, income statement, cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance.
  Mature Confidence - The Board functions best when Directors value Board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Directors should approach others assertively, responsibly and supportively and identify issues in a manner that encourages open discussion.
  High Performance Standards - In today's highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Directors should have a history of achievements that reflect high standards for themselves and others.
  Passion - Directors should be passionate about the performance of AutoZone, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of AutoZone and an esprit de corps among the Board that both challenges and inspires AutoZoners.

        Core Competencies of the Board as a Whole
        To adequately fulfill the Board's complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving AutoZone's strategic plan, a host of core competencies need to be represented on the Board. The Board as a whole should possess the following core competencies, with each member contributing knowledge, experience and skills in one or more domains:
  Accounting and Finance - Among the most important missions of the Board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The Board should have one or more Directors with specific expertise in financial accounting and corporate finance, especially with respect to trends in debt and equity markets.
  Business Judgment - Stockholders rely on Directors to make sensible choices on their behalf. The majority of Directors should have a record of making good business decisions in the corporate sector.
  Management - To monitor corporate management, the Board needs to understand management trends in general and industry trends in particular. The Board should have one or more Directors who understand and stay current on general management "best practices" and their application in complex, rapidly evolving business environments.
  Crisis Response - Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on firm performance. Boards should have one or more Directors who have the ability and time to perform during periods of both short-term and prolonged crises.
  Industry Knowledge - Companies continually face new opportunities and threats that are unique to their industries. The Board should have one or more members with appropriate and relevant industry-specific knowledge.
  International Markets - To succeed in an increasingly global economy, the Board should have one or more Directors who appreciate the importance of global business trends and who have first-hand knowledge of international business experience in those markets.
  Strategy & Vision - A key Board role is to approve and monitor company strategy to ensure AutoZone's continued high performance. The Board should have one or more Directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions, and continuously challenging the organization to sharpen its vision.
        Changes in Professional Responsibility
        The Board should consider whether a change in an individual's professional responsibilities directly or indirectly impacts that person's ability to fulfill directorship obligations. All Directors should submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. If the Board believes that a director will continue to make a contribution to the organization, the continued membership of that director may be supported.

        Identification and Recruitment of Directors

        One of the tasks of the Nominating and Corporate Governance Committee is to identify and recruit candidates to serve on the Board of Directors. A list of candidates shall be presented to the Board for nomination and to the stockholders for consideration. The committee may, at its discretion, seek third-party resources to assist in the process. The CEO will be included in the process on a non-voting basis. The Nominating and Corporate Governance Committee will make the final recommendation to the Board.

        Independent Directors

        A substantial majority of the Board of Directors should be independent. An independent director is defined as a director who:

  has not been employed by AutoZone in an executive capacity within the last three years;
  is not, and is not affiliated with a company that is, an adviser, or consultant to AutoZone or a member of AutoZone's senior management;
  is not affiliated with a significant customer or supplier of AutoZone;
  has no personal services contract with AutoZone or with any member of AutoZone's senior management;
  is not affiliated with a not-for-profit entity that receives significant contributions from AutoZone;
  within the last three years, has not had any business relationship with AutoZone (other than service as a director) for which AutoZone has been or will be required to make disclosure under Regulation S-K of the Securities and Exchange Commission as currently in effect;
  is not employed by a public company at which an executive officer of AutoZone serves as a director;
  has not had any of the relationships described above with any affiliate of AutoZone; and
  is not a member of the immediate family of any person with any relationships described above.
        Outside Directorships
        The members of the Board acknowledge that significant time is required to be a fully participating and effective member of AutoZone's Board of Directors. Therefore, each independent director should not hold more than two or three directorships of public companies other than AutoZone. The CEO should not be a member on more than one or two Boards of other public companies, and AutoZone's other executive officers should not be members of more than one other Board of a public company. A Director should notify the Secretary prior to accepting a new position on another Board in order that the Secretary may examine the relationship for a potential conflict of interest.

        Compensation of Directors

        Outside Directors are compensated in accordance with the Director Compensation Plan and the Director Stock Option Plan as may be in effect from time to time. The Board believes that a significant portion of a director's compensation should be in common stock to further the direct correlation of directors' and stockholders' interests.

        The Compensation Committee shall review independent director compensation from time to time and recommend to the full Board any changes in compensation as the committee may deem necessary.

        Directors that are officers or employees shall not receive any additional compensation for their service as Directors. Outside Directors shall not receive a pension solely as a result of service as a Director.

        Direct Investment in AutoZone Stock by Directors

        Since a significant ownership stake leads to a stronger alignment of interests between directors and stockholders, each director is required to personally invest at least $100,000 in company stock within three years of joining the board. Exceptions to this requirement may only be made by the board under compelling mitigating circumstances.

        Service Limitations of Directors

        A Director may not stand for reelection after age 70, but need not resign until the end of his or her term. The Board may, however, upon evaluation of a Director that has reached 70 years of age, in its discretion ask such Director to remain on the Board in extraordinary circumstances if the Board believes that such Director will continue to make significant contributions to the work of the Board.

        No director shall be eligible to be reelected to the Board of Directors after serving on the Board for 15 years. However, notwithstanding the foregoing, Directors serving on the Board as of the first date of the adoption of these Corporate Governance Principles shall be eligible to be reelected as a Director until the first annual meeting of stockholders held after the passage of 15 years from the date of first adoption of these Corporate Governance Principles.

        In order to retain freshness in the process and to give new management the unfettered ability to provide new leadership, a retiring CEO shall not continue to serve on the Board except in extraordinary circumstances.

        Conflict of Interest

        From time to time, an issue being considered by the Board may present, or may give the appearance of presenting, a conflict of interest for a Director. Each Director should take appropriate steps to assure that in each matter considered that the Director is disinterested with respect to that matter, other than the interests of AutoZone and its stockholders. Any Director faced with any potential conflict should disclose any such potential conflict to the Secretary and the Chairman and should not participate in discussions or votes on such issue unless a majority of the Board determines, after consultation with counsel, that no conflict of interest exists as to such matter.

        Directors that are not independent Directors shall not participate in the Board's decision of selection, removal, or performance assessment of the CEO.

BOARD ORGANIZATION

        Board Size

        In general, smaller boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Ideally, the Board should be comprised of six to ten outside Directors and one to two Directors who also are employees or officers.

        Committees

        All major decisions will be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of AutoZone as a publicly-owned entity. Standing committees shall include audit, compensation, and nominating and corporate governance. The audit, compensation, and nominating and corporate governance committees shall be composed solely of independent Directors. The Board may form other committees as it determines appropriate. Each committee shall operate in accordance with its charter as adopted by the Board. Committee members and chairs shall be appointed annually by the Board in accordance with the charter of each committee.

BOARD OPERATIONS

        Meetings

        The agenda for each Board meeting shall be determined by the Chairman. Each Director is encouraged to suggest agenda items.

        The Board shall meet at least four times per fiscal year in accordance with a meeting schedule that is approved by the Board. The Board may also meet at such other times in meetings which may be called in accordance with AutoZone's Bylaws.

        Other members of management may attend non-executive meetings of the Board at the invitation of the Chairman.

        Communications

        Directors have full access to the Chairman and CEO and senior officers reporting directly to the CEO and to information about the corporation's operations. Directors should refrain from giving strategic or operating direction to members of management outside the scope of full Board or committee responsibility and accountability.

        Board Ability to Retain Advisors

        The Board shall retain advisors as it believes to be appropriate. If management is retaining advisors to the Board, such decision must be ratified by the Board..

        Material in Advance of Meetings

        The Board must be given sufficient information to fully exercise its governance functions. This information comes from a variety of sources, including management reports, a comparison of performance to plans, security analysts' reports, articles in various business publications, etc. Generally, Board members will receive information prior to Board meetings so they will have an opportunity to reflect properly on the items to be considered at the meeting.

        The Board will ensure that adequate time is provided for full discussion of important items and that management presentations are scheduled in a manner that permits a substantial proportion of Board meeting time to be available for open discussion.

        Executive Session

        The independent Directors should meet privately in executive session from time to time to review the performance of the CEO and other executive officers. The independent Directors should meet in executive session at the end of each Board meeting to consider other issues that they may determine from time to time, without the presence of any member of management.

        Evaluation of the CEO

        The selection and evaluation of the chief executive officer and concurrence with the CEO's selection and evaluation of the corporation's top management team are the most important function of the Board. In its broader sense, "selection and evaluation" includes considering compensation, planning for succession and, when appropriate, replacing the CEO or other members of the top management team. The performance of the CEO will be reviewed at least annually solely by the outside Directors without the presence of the CEO or other inside Directors. The evaluation of the CEO shall be led by the chair of the compensation committee. The Board should have an understanding with the CEO with respect to criteria on which he or she will be evaluated, and the results of the evaluation will be communicated to the CEO.

        Succession and Management Development

        The CEO will report annually to the Board on AutoZone's program for succession and management development.

        CEO succession is a Board-driven, collaborative process. Although the current CEO has an important role to play, the Board must own the plan for succession while collaborating with the CEO in deciding the timing and the necessary qualifications for making a final decision.

        Outside Communication

        The Board believes that management speaks for the company. In accordance with this philosophy, Directors should defer to the Chairman or AutoZone's public relations department when requested to make any comments regarding AutoZone or its business.

        Annual Election of Directors

        In order to create greater alignment between the Board's and our stockholders' interests and to promote greater accountability to the stockholders, Directors shall be elected annually.

PERIODIC REVIEW OF GUIDELINES

        These guidelines shall be reviewed periodically by the Nominating and Corporate Governance Committee and any amendments shall be presented to the Board for adoption.

Amended:         December 13, 2001